Exhibit 10.1

Final

LEASE AGREEMENT

BETWEEN

BIYNAH CLEVELAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY, BIP CLEVELAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND EDENVALE INVESTORS, LLC, A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD

AND

NEUROONE MEDICAL TECHNOLOGIES CORPORATION,

A DELAWARE CORPORATION

AS TENANT

FOR CERTAIN PREMISES LOCATED ON THE REAL PROPERTY

COMMONLY KNOWN AS:

7599 Anagram Drive, Eden Prairie, Minnesota

SCHEDULE			1

1.	LEASE OF PREMISES.		5
	(a)	Demise	5
	(b)	Term	5
	(c)	Possession	5

2.	RENT.		6
	(a)	Rent.	6
	(b)	Base Rent.	6
	(c)	Tenant Reimbursement Amount	6
	(d)	Expenses	7
	(e)	Taxes	8
	(f)	Payment of Rent.	8

3.	USE.		9
	(a)	Limitation on Use.	9
	(b)	Building Fascia Signage.	9
	(c)	Quiet Enjoyment	9

4.	ENVIRONMENTAL MATTERS.		9
	(a)	Tenant’s Representations, Warranties and Covenants	9
	(b)	Landlord’s Representations, Warranties and Covenants	10
	(c)	Notice	10
	(d)	Tenant Indemnification.	10
	(e)	Disclosure.	11
	(f)	Inspection	11
	(h)	Definitions	11

5.	CONDITION OF PREMISES; LANDLORD’S WORK; TENANT’S WORK		12

6.	UTILITIES AND SERVICES		13
	(a)	Tenant’s Utilities and Services	13
	(b)	Interruptions in Utilities or Services.	13

7.	RULES AND REGULATIONS		13

8.	CERTAIN RIGHTS RESERVED TO LANDLORD		14

9.	MAINTENANCE AND REPAIRS		14
	(a)	Tenant’s Maintenance.	14
	(b)	Maintenance of HVAC Units.	15
	(c)	Landlord’s Maintenance	15

10.	ALTERATIONS.		16
	(a)	Requirements.	16
	(b)	Ownership.	16

11.	LIENS.		17
	(a)	Lien Claims.	17
	(b)	Landlord’s Right to Cure.	17

12.	INSURANCE		17
	(a)	Landlord’s Insurance	17
	(b)	Tenant’s Insurance	17
	(c)	Waiver of Subrogation.	18
	(d)	Avoid Action Increasing Rates.	19
	(e)	Failure to Insure.	19
	(f)	Representation	19
	(g)	Additional Requirements	19

13.	INDEMNITY		19
	(a)	Tenant Indemnity.	19
	(b)	Landlord Indemnity	19

14.	FIRE AND CASUALTY.		20
	(a)	Damage	20
	(b)	Restoration.	20

15.	CONDEMNATION		20

16.	ASSIGNMENT AND SUBLETTING		21
	(a)	Transfer.	21
	(b)	Permitted Transfer.	21
	(c)	Tenant’s Request for Consent.	22
	(d)	Excess Rent	22
	(e)	Recapture.	22
	(f)	Assignment of Sublease Revenues	22

17.	SURRENDER		23
	(a)	Condition at Surrender	23
	(b)	Removal of Tenant’s Property.	23

18.	DEFAULTS AND REMEDIES		23
	(a)	Default	23
	(b)	Remedies	23
	(c)	Other Remedies	24
	(d)	Waiver of Trial by Jury.	24
	(e)	Attorney’s Fees	24
	(f)	Venue	24
	(g)	Chronic Defaults	25

19.	HOLDING OVER		25

20.	SECURITY DEPOSIT		26

21.	ESTOPPEL CERTIFICATE		28

22.	SUBORDINATION		28

23.	financial statements		28

24.	TENANT’S BROKER		28

25.	NOTICES.		29

26.	MISCELLANEOUS		29
	(a)	Successors and Assigns.	29
	(b)	Entire Agreement	29
	(c)	Time.	29
	(d)	Execution and Delivery	29
	(e)	Severability.	30
	(f)	Governing Law.	30
	(g)	Joint and Several Liability	30
	(h)	Force Majeure.	30
	(i)	Parking	30
	(j)	Captions	30
	(k)	No Waiver	30
	(l)	No Recording	30
	(m)	Relation of Parties.	31
	(n)	Recapture Right	31
	(o)	Counterparts	31
	(p)	Limitation on Landlord’s Liability	31
	(q)	Mortgagee Approval	31

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of October 7, 2019, by and between Landlord and Tenant. This Lease consists of the following Schedule, Terms and Conditions, and Exhibits referenced herein.

SCHEDULE

For purposes of this Lease, the following terms shall have the following meanings:

“Landlord:”

BIYNAH CLEVELAND, LLC, a Delaware limited liability company, BIP CLEVELAND, LLC, a Delaware limited liability company, and EDENVALE INVESTORS, LLC, a Delaware limited liability company

c/o Biynah Industrial Partners

222 South Ninth Street, Suite 2870

Minneapolis, Minnesota 55402

Attention: Jeffery M. Josephs

E-Mail: jeff@biynahpartners.com

“Tenant:”	NEUROONE MEDICAL TECHNOLOGIES CORPORATION, a Delaware corporation 10901 Red Circle Drive, Suite 150 Minnetonka, MN 55343 Attention: Dave Rosa E-Mail: daver@neurooneinc.com
“Building:”	That certain building commonly known as 7599 Anagram Drive, Eden Prairie, Minnesota. The Building is known as “Edenvale I.” The Building consists of approximately 16,096 square feet.
“Premises:”	Approximately 6,993 square feet as shown on the plan attached hereto as Exhibit B. (The Premises consists of 6,993 square feet located within the Building.)
“Property:”	The Building, together with the land upon which the Building is situated (the “Land”), all easements, licenses and rights-of-way appurtenant to said land and all other appurtenances thereto and all personal property, fixtures and equipment of Landlord which are used in the operation of the Building and improvements situated on the Land (collectively, the “Property”).
“Other Buildings:”

Those certain buildings commonly known as:

7595 - 7599 Anagram Drive, Eden Prairie, Minnesota;

7623 - 7629 Anagram Drive, Eden Prairie, Minnesota; and

7651 - 7653 Anagram Drive, Eden Prairie, Minnesota

The Building and the Other Buildings form the complex called “Edenvale Crossing” which consists of approximately 130,781 square feet of space in the aggregate. Edenvale Crossing is legally described on Exhibit A attached hereto and made a part hereof.

“Term:”	Sixty-Five (65) full calendar months commencing on the Commencement Date and expiring on the Expiration Date unless sooner terminated or extended in accordance with this Lease.
“Base Rent:”	Month Of Term	Annual Base Rent Per Square Foot of the Premises	Annual Base Rent	Monthly Base Rent
	1 – 17***	$11.00	$76,923.00	$6,410.25
	18 – 29	$11.28	$78,846.08	$6,570.51
	30 – 41	$11.56	$80,817.23	$6,734.77
	42 – 53	$11.85	$82,837.66	$6,903.14
	54 – 65	$12.14	$84,908.60	$7,075.72

	*** Subject to the Abated Base Rent (as defined herein) for the Abated Base Rent Period as defined herein.
“Tenant’s Proportionate Share:”	43.45% (which has been determined by dividing the number of square feet in the Premises by the number of square feet of the Building)
“Initial Monthly Estimated Tenant Reimbursement Amount:”	$3,997.67
“Commencement Date:”

The date upon which Landlord delivers possession of the Premises to Tenant with Landlord’s Work (as defined herein) substantially complete.  If the Commencement Date falls on a date which is not the first (1st) day of a calendar month, then the first calendar month shall mean that period from the Commencement Date to the end of the first full calendar month after the Commencement Date.

“Expiration Date:”	Sixty-Five (65) full months after the Commencement Date.
“Base Rent Commencement Date:”

Tenant shall pay Base Rent for the period from the Commencement Date through the end of the month containing the Commencement Date at the rate of $11.00 per square foot of the Premises; then Base Rent shall abate for the first Five (5) full calendar months thereafter in the amount of $6,410.25 per month for a total Base Rent abatement of $32,051.25 (unless the Commencement Date is the first day of the month, in which event Base Rent shall abate for the first Five (5) full calendar months after the Commencement Date). As an illustration, if the Commencement Date is November 15, 2019, Tenant shall pay Base Rent for the period from November 15, 2019 through November 30, 2019 and Base Rent shall abate for the months of December 2019 through April 2020; provided however, if the Commencement Date is November 1, 2019, then Base Rent shall abate for the months of November 2019 – March 2020. The total Base Rent as abated herein shall be referred to as the “Abated Base Rent.” The “Base Rent Commencement Date” shall be deemed to mean the date immediately after the expiration of the 5-month abatement period described herein.

If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all unamortized Abated Base Rent (i.e. based upon the amortization (based on Landlord’s amortization schedule) of the Abated Base Rent in equal monthly amounts from the Commencement Date through the Expiration Date) shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity.

“Tenant Reimbursement Amount Commencement Date:”

Tenant shall pay the Tenant Reimbursement Amount for the period from the Commencement Date through the end of the month containing the Commencement Date; then the Tenant Reimbursement Amount shall abate for the first Three (3) full calendar months thereafter (unless the Commencement Date is the first day of the month, in which event the Tenant Reimbursement Amount shall abate for the first Three (3) full calendar months after the Commencement Date). As an illustration, if the Commencement Date is November 15, 2019, Tenant shall pay the Tenant Reimbursement Amount for the period from November 15, 2019 through November 30, 2019 and the Tenant Reimbursement Amount shall abate for the months of December 2019 through February 2020; provided however, if the Commencement Date is November 1, 2019, then the Tenant Reimbursement Amount shall abate for the months of November 2019 – January 2020. The total Tenant Reimbursement Amount as abated herein shall be referred to as the “Abated Tenant Reimbursement Amount.” The “Tenant Reimbursement Amount Commencement Date” shall be deemed to mean the date immediately after the expiration of the 3-month abatement period described herein. In no event shall Utilities (as defined herein) or Services (as defined herein) abate.

If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all unamortized Abated Tenant Reimbursement Amount (i.e. based upon the amortization (based on Landlord’s amortization schedule) of the Abated Tenant Reimbursement Amount in equal monthly amounts from the Commencement Date through the Expiration Date) shall immediately become due and payable. The payment by Tenant of the Abated Tenant Reimbursement Amount in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity.

The Tenant Reimbursement Amount shall be subject to the limits set forth in Section 2(d) of this Lease.

“Permitted Use:”	General office use, lab space, testing, operations, light assembly and any legal use incidental thereto.
“Security Deposit:”	$0.00.
“Tenant’s Broker:”	Newmark Knight Frank 100 South Fifth Street, Suite 2150 Minneapolis, Minnesota 55402 Attention: Peter Tanis
“Landlord’s Broker:”	CBRE 800 LaSalle Avenue Minneapolis, Minnesota 55402 Attention: Tom Bennett
“Property Manager:”	BIP Management, LLC c/o Biynah Industrial Partners 222 South Ninth Street, Suite 2870 Minneapolis, Minnesota 55402 Attention: Jeffery M. Josephs E-Mail: jeff@biynahpartners.com
EXHIBITS:	A: Legal Description of Edenvale Crossing
B: Plan of Premises
C: Rules and Regulations
D: Commencement Date Agreement
E: Estoppel Certificate
F: Landlord’s Work

[Signatures on following page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date written above.

LANDLORD:	TENANT:

BIYNAH CLEVELAND, LLC, a Delaware limited liability company	NEUROONE MEDICAL TECHNOLOGIES, a Delaware corporation

By:	/s/ Jeffrey M. Josephs	By:	/s/ Dave Rosa
Name:	Jeffrey M. Josephs	Name:	Dave Rosa
Its:	Manager	Its:	President and Chief Executive Officer

BIP CLEVELAND, LLC, a Delaware limited liability company

By:	/s/ Jeffrey M. Josephs
Name:	Jeffrey M. Josephs
Its:	Manager

EDENVALE INVESTORS, LLC, a Delaware limited liability company

By:	/s/ Jeffrey M. Josephs
Name:	Jeffrey M. Josephs
Its:	Manager

END OF SCHEDULE

TERMS AND CONDITIONS

1. LEASE OF PREMISES.

(a) Demise.

Subject to the covenants, terms, provisions and conditions of this Lease, Landlord leases to Tenant the Premises, including all heating, ventilation and cooling (“HVAC”), electrical, lighting, plumbing, fire protection (sprinkler and alarm) and other units, systems and equipment located in or exclusively serving the Premises, together with the right in common with others to use all: (i) “Common Areas” which shall mean those portions of the Property designated by Landlord for the non-exclusive use in common by all tenants of the Property, including, but not limited to: (A) entrances, corridors, and restrooms; (B) parking facilities (including, but not limited to, parking stalls, driveways, drive aisles, fire lanes and sidewalks); (C) common loading docks; (D) landscaped areas; and (E) HVAC, electrical, lighting, plumbing, fire protection and security units, systems and equipment that serve the Common Areas; and (ii) “Common Building Systems” which shall mean those Building and/or Property units, systems and equipment which non-exclusively serve the Premises, including, but not limited to, HVAC, electrical, lighting, plumbing, fire protection and security units, systems and equipment, but excepting and exclusively reserving unto Landlord the use of: (A) roofs; (B) equipment rooms or similar areas that are used by Landlord for the provision of common Utilities and Services; (C) rights to the land and improvements below the floor of the Premises; and (D) air rights outside of the Premises. Landlord and Tenant agree that the square footage of the Premises described in the Schedule is correct and shall not be remeasured. Landlord shall keep and maintain the Common Areas and the Common Building Systems consistent with the standards of a first class office building in the southwest Minneapolis, Minnesota market.

(b) Term.

The Term shall commence on the Commencement Date and shall expire on the Expiration Date, unless terminated earlier as otherwise provided in this Lease. Within thirty (30) days after the actual Commencement Date has been ascertained, Landlord and Tenant will execute a Commencement Date Agreement in the form attached as Exhibit D, which shall acknowledge said actual Commencement Date and the actual Expiration Date.

(c) Possession.

Subject to Section 1(d), Landlord agrees to use commercially reasonable efforts to deliver possession of the Premises to Tenant on the Commencement Date listed in the Schedule; provided, however, in no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date listed in the Schedule, then the Commencement Date shall be deemed to be the date Landlord delivers possession of the Premises to Tenant. Landlord shall be deemed to have delivered possession of the Premises to Tenant on the date Landlord’s Work (as defined herein) is substantially complete.

(d) Early Access. Provided Tenant has paid the Base Rent provided in Section 2(b), the Tenant Reimbursement Amount provided in Section 2(c) and any certificates of insurance required by this Lease, Landlord grants to Tenant and contractors of Tenant a conditional license to enter the Premises on October 15, 2019 (the “Early Access Date”) to perform Tenant’s Work (as defined herein) which shall be performed in accordance with Sections 10 and 11 of this Lease. Tenant shall give to Landlord not less than five (5) days’ prior written notice of its request to have such access to the Premises, which notice shall contain and/or shall be accompanied by: (i) a description and schedule for Tenant’s Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts pertaining to the performance of Tenant’s Work for which such early access is being requested; (iv) copies of all plans and specifications pertaining to Tenant’s Work for which such access is being requested; (v) copies of all licenses and permits required in connection with the performance of any of Tenant’s Work for which such access is being requested; (vi) certificates of insurance (in amounts and with insured parties satisfactory to Landlord). All of the foregoing shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Such early access shall be subject to scheduling by Landlord. Tenant and Tenant’s contractors shall work in harmony and not interfere with Landlord and Landlord’s contractors in performing any tenant improvement work which Landlord is performing in the Premises or in other premises within the Building, the Property or in the Common Areas, or with the general operation of the Property. If at any time such entry shall cause or threaten to cause such disharmony, Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant. Any such entry into and occupation of the Premises by Tenant or its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, excluding only the covenant to pay Rent and specifically including the provisions of Sections 12 and 13 thereof. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Work or to property of Tenant placed in the Premises or any portion of the Premises prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises, to any tenant improvement work in the Premises, or the Property which is caused by Tenant or Tenant’s contractors.

2. RENT.

(a) Rent.

As used in this Lease, “Rent” shall mean Base Rent, Tenant Reimbursement Amount and all other fees, charges and amounts due from Tenant under this Lease.

(b) Base Rent.

Commencing on the Base Rent Commencement Date, Tenant shall pay Base Rent in monthly installments in advance on or before 5:00 p.m. Central Time on the first day of each month of the Term, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the installment of Base Rent which is due for the month during which the Base Rent Commencement Date occurs which such payment is non-refundable but shall be credited against Tenant’s Base Rent obligations first becoming due under this Lease.

(c) Tenant Reimbursement Amount.

Commencing on the Tenant Reimbursement Amount Commencement Date, Tenant shall pay the Tenant Reimbursement Amount in advance on or before 5:00 p.m. Central Time on the first day of each month of the Term, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the installment of the Tenant Reimbursement Amount which is due for the month during which the Tenant Reimbursement Amount Commencement Date occurs which such payment is non-refundable but shall be credited against Tenant’s Tenant Reimbursement Amount obligations first becoming due under this Lease. “Tenant Reimbursement Amount” shall mean an amount equal to the sum of: (i) Tenant’s Proportionate Share of the Expenses for each calendar year during the Term; and (ii) Tenant’s Proportionate Share of the Taxes for each calendar year during the Term. Prior to each calendar year during the Term, Landlord shall furnish Tenant with an estimate of the amount of Tenant Reimbursement Amount owing for such year, and Tenant shall pay Landlord one-twelfth (1/12th) of such estimate on or before 5:00 p.m. Central Time on the first day of each month during such year. Landlord may revise such estimate whenever Landlord obtains information relevant to making such estimate more accurate. After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the “Annual Reconciliation”) setting forth the actual Expenses and Taxes for such year and the total amount of estimated Tenant Reimbursement Amount that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such Annual Reconciliation, Tenant shall pay to Landlord the amount of Tenant Reimbursement Amount owing for such year, minus all estimated Tenant Reimbursement Amount paid by Tenant for such year. If the total estimated Tenant Reimbursement Amount paid by Tenant for such year exceeds the amount of Tenant Reimbursement Amount owing for such year, then Landlord shall apply such excess as a credit against future Rent owing under this Lease or, if the Term has already ended, Landlord shall promptly refund such excess to Tenant, provided that in each such case, Tenant is not then in Default hereunder, and without interest to Tenant.

Within sixty (60) days after receiving an Annual Reconciliation from Landlord, Tenant may give Landlord a written notice (the “Audit Notice”) that Tenant intends to review Landlord’s records of Expenses or Property Expenses for the calendar year pertaining to such Annual Reconciliation. Within thirty (30) days after its receipt of the Audit Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, such agent shall be compensated on a non-contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred in connection with the review, except as provided below. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (the “Objection Notice”) stating in reasonable detail all objections to the applicable Annual Reconciliation. If Tenant fails to provide Landlord with either an Objection Notice or Review Notice within the time periods set forth herein, Tenant shall be deemed to have approved Landlord’s Annual Reconciliation and shall be barred from raising any claims regarding the Expenses or Property Expenses for the applicable calendar year. If Tenant timely provides Landlord with an Objection Notice, Landlord and Tenant shall work together in good faith to resolve the objections set forth in such Objection Notice. If Landlord and Tenant determine that Expenses or Property Expenses for the applicable calendar year are less than reported, then: (AA) Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant; and (BB) if the Expenses or Property Expenses are more than five percent (5%) less than reported, Landlord shall reimburse Tenant for the reasonable, documented, out-of-pocket costs and fees paid by Tenant for such review. If Landlord and Tenant determine that Expenses or Property Expenses for the applicable calendar year are greater than reported, then Tenant shall then pay Landlord the amount of any underpayment within thirty (30) days after such determination is made. The records obtained by Tenant and the results of any audit shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Annual Reconciliation if a Default then exists.

(d) Expenses. “Expenses” shall mean all expenses, costs and disbursements (other than Taxes) incurred by Landlord in connection with the ownership, management, operation, maintenance, repair and replacement (as provided herein) of the Property including, but not limited to, costs of: (i) the Common Areas of the Property; (ii) the Common Building Systems; (iii) the Building’s: (A) roof; (B) exterior walls (except doors, windows and interior portions of exterior walls); (C) foundation; and (D) structural components; (iv) any Tenant Utility or Service provided by Landlord pursuant to Section 6(a) of this Lease; (v) premiums paid by Landlord for policies of insurance (and deductibles paid by Landlord for repairs covered by such policies); (vi) wages, salaries, benefits and other compensation for all persons directly engaged in the management, operation, maintenance, repair, replacement and security of the Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, benefits and compensation; (vii) capital improvements made or installed for the purpose of reducing Expenses (or the rate of increase of Expenses) or made or installed pursuant to any Law, which costs shall be amortized by Landlord in accordance with sound accounting and management principles and only the current annual amortization of such costs, together with interest payable by Landlord on any loan obtained to finance such capital improvement, shall be included in Expenses for any calendar year; (viii) association dues or fees; (ix) Property Expenses (as defined herein); and (x) a property management fee in each calendar year not to exceed five percent (5%) of the product of the annual Rent per square foot of the Premises payable under this Lease for such year (without regard to any rental abatements otherwise in effect), multiplied by the number of square feet in the Building). If Landlord incurs expenses for the Property together with any other property (such expenses shall be collectively referred to herein as “Property Expenses”), whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and such other property. Expenses shall not include costs of: (1) tenant alterations; (2) expenses deemed to be capital improvements for the replacement of the roof, foundation or structural components of the Property (except as set forth in clause (vii) of the preceding paragraph); (3) capital improvements generally (except as set forth in clause (vii) of the preceding paragraph); (4) interest and principal payments on loans (except interest on any loan obtained to finance any capital improvement for which amortization may be included in Expenses under clause (vii) of the preceding paragraph); (5) rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes or Expenses or any component thereof); (6) advertising expenses; (7) leasing commissions; (8) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through tenant reimbursements; (9) any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (10) legal expenses in connection with leasing, tenant disputes or enforcement of leases; (11) salaries and fringe benefits of employees above the grade of property manager; (12) any deduction for depreciation; (13) the cost of Landlord's federal, state or local income taxes; (14) charges or fees for, or taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to those portions of the Property which are separately metered to other space; (vi) the cost of providing janitorial service to those portions of the Building which are directly leased to tenants; (15) expenses included in any other charge payable by Tenant under this Lease; (16) any increase in Landlord’s insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant; it being the intent that any such tenant shall be responsible for and bear the cost of said increase; (17) any cost for which Landlord is reimbursed by warranties, service contracts or condemnation; (18) inheritance, gift, transfer, recordation, franchise, excise, net income, and profit taxes, capital levies imposed on Landlord and/or the Building. Landlord represents, that: (AA) except as may be otherwise provided herein, none of the Expenses included in the Tenant Reimbursement Amount shall be included in any other charge paid by Tenant pursuant to this Lease; and (BB) the Expenses included as part of the Tenant Reimbursement Amount shall be generally consistent with those types of costs and expenses being imposed by landlords operating similar buildings as the Building in the southwest Minneapolis, Minnesota market. Notwithstanding the foregoing, Tenant’s liability for payment of Tenant’s Proportionate Share of Capped Expenses (as defined herein) shall not exceed an amount (the “Cap”) which would result from Capped Expenses increasing more than three percent (3%) per year over the prior year’s annualized Capped Expenses on a cumulative basis. “Capped Expenses” means all Expenses except snow and ice removal, insurance, and utilities. In addition, calendar year 2020 shall be the first year of the Lease (as may be annualized based on the date the Term commences). Each subsequent calendar year shall be subject to the Cap.

(e) Taxes. “Taxes” shall mean all taxes, assessments and fees levied upon and/or against the Property or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Property, including all reasonable costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. If Taxes are assessed or imposed on the Property together with any other property, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, such Taxes shall be included in Taxes and shall be equitably prorated and apportioned by Landlord between the Property and such other property. For the purpose of determining Taxes for any given calendar year, the amount to be included for such calendar year (A) from special assessments payable in installments shall be the amount of the installment (and any interest) due and payable during such calendar year, and (B) from all other Taxes shall be the amount due and payable for such calendar year. In no event shall Taxes be subject to the cap set forth in Section 2(d) of this Lease.

(f) Payment of Rent.

The following provisions shall govern the payment of Rent: (i) Tenant shall pay Rent to “Edenvale Holdings” c/o Landlord’s Property Manager at the address described in the Schedule, or to such other party or to such other address as Landlord may hereafter designate by written notice to Tenant; (ii) if the Term commences or ends on a day other than the first day or last day of a calendar month, then Base Rent and estimated monthly Tenant Reimbursement Amount for the month in which the Term so begins or ends shall be prorated based upon the ratio that the number of days in the applicable month which fall within the Term bears to the total number of days in such month; (iii) if the Term commences on a day other than January 1 or ends on a day other than December 31, then Tenant Reimbursement Amount (including calculation of Capped Expenses) for the first or last partial calendar year within the Term shall be prorated based on the ratio that the number of days of such partial calendar year which fall within the Term bears to 365; (iv) all Rent shall be paid to Landlord without demand, offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (v) any Rent payment owing by Tenant to Landlord which is not paid when due: (A) shall bear interest from the date due until the date paid at a rate (the “Default Rate”) equal to the greater of: (1) one and one-half percent (1½%) per month; or (2) four percent (4%) plus the corporate base rate (the “Prime Rate”) of interest announced from time to time by The Wall Street Journal (or such other national publication as chosen by Landlord), but in no event higher than the maximum rate permitted by applicable Law; and (B) Tenant shall pay Landlord a late charge for each and every payment or installment of Rent which is paid more than five (5) days after its due date equal to One Thousand and 00/100 Dollars ($1,000.00); (vi) if modifications are made to the Building changing the number of square feet contained in the Building, as determined by Landlord, then Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vii) Tenant’s agreement to pay any underpayment of Tenant Reimbursement Amount for the calendar year in which the Term ends, and Landlord’s obligation to refund any overpayments of Tenant Reimbursement Amount for the calendar year in which the Term ends (provided Tenant is not in Default) shall survive the end of the Term; (viii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; (ix) if Landlord fails to give Tenant an estimate of Tenant Reimbursement Amount prior to the beginning of any calendar year during the Term, then Tenant shall continue to pay estimated Tenant Reimbursement Amount at the rate for the previous calendar year until Landlord delivers such estimate; (x) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of any contrary application) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect; and (xi) all payments of Rent shall be made by electronic money transfer in accordance with Landlord’s written instructions regarding the same or by such other means or method of payment as Landlord may direct in writing (“Landlord’s Payment Method”). If Tenant fails to pay Rent in accordance with Landlord’s Payment Method, Tenant shall pay Landlord an administration fee equal to fifteen percent (15%) of the installment of Rent which was paid other than in accordance with Landlord’s Payment Method.

3. USE.

(a) Limitation on Use.

The Premises shall be used and occupied solely for the Permitted Use. This Lease and Tenant’s use of the Premises shall be subject to all covenants, conditions, restrictions, and encumbrances of record; provided, however, Landlord represents and warrants that, to the best of Landlord’s knowledge, there is no covenant, condition, restriction or encumbrance of record which would prevent Tenant from conducting the Permitted Use in accordance with this Lease. Tenant shall not cause or permit the Premises to be used in any way which: (i) constitutes a violation of federal, state or local law, statute, ordinance, code, rule, order or decree including, without limitation, Environmental Laws (as herein defined) and the American with Disabilities Act (42 U.S.C. § 12101 et. seq.) (individually, a “Law” and collectively, the “Laws”); or (ii) disturbs or interferes with the rights of other tenants or occupants of the Property; or (iii) constitutes a nuisance or waste. Tenant shall not use or install any of Tenant’s Property in or to the Premises which would exceed the legal live load per square foot designated by the structural engineers for the Building (and Tenant shall ascertain from Landlord such legal live load prior to installing Tenant’s Property). Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week subject to the terms and conditions of this Lease. Landlord represents and warrants to Tenant that Landlord, as of the date of this Lease, has received no notice that the Premises does not comply with applicable Laws.

(b) Building Fascia Signage.

Tenant shall have the right, at Tenant’s sole cost and expense, to design, install, operate and maintain a sign on the fascia of the Premises subject to: (i) Landlord’s approval as to the size, design and location of such sign; and (ii) Tenant obtaining all necessary: (a) private approvals; and (b) governmental approvals, permits and licenses.

(c) Quiet Enjoyment.

As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

4. ENVIRONMENTAL MATTERS.

(a) Tenant’s Representations, Warranties and Covenants.

Tenant represents, warrants and covenants to and with Landlord that:

(i) Tenant has the full right, power, and authority to carry out its environmental obligations hereunder.

(ii) Tenant is financially capable of performing and satisfying its environmental obligations hereunder.

(iii) Tenant is not now, and never has been, in violation of any applicable Environmental Law, including, but not limited to, any Environmental Law relating to the generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials, nor is it subject to any threatened, existing, or pending action by any governmental authority in connection therewith.

(iv) Tenant’s generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Premises will: (A) at all times comply with applicable Environmental Laws; and (B) not cause or allow any Environmental Condition to occur or exist.

(v) Tenant, at its expense, shall comply with each Environmental Law pertaining to the Premises or Tenant’s use of the Premises, and with all directions, regardless of when they become effective, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Premises.

(vi) Tenant will not install, use or operate any underground storage tank without the express written permission of Landlord, which permission may be withheld in Landlord’s sole and arbitrary discretion.

(b) Landlord’s Representations, Warranties and Covenants.

Landlord represents, warrants and covenants with Tenant that:

(i) Landlord has the full right, power, and authority to carry out its environmental obligations hereunder.

(ii) Landlord is financially capable of performing and satisfying its environmental obligations hereunder.

(iii) Landlord’s generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Property will: (A) at all times comply with applicable Environmental Laws; and (B) not cause any Environmental Condition to occur or exist.

(iv) Landlord, at its expense, shall comply with each Environmental Law pertaining to Landlord’s use of the Property, and with all directions, regardless of when they become effective, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Property, except to the same such duties are assumed by Tenant under this Lease and by other tenants of the Property under their respective leases.

(c) Notice.

Tenant shall give immediate written notice to Landlord of: (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other areas of which Tenant has knowledge or receives notice; (ii) all claims and potential claims made, inquired about, or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials of which Tenant has knowledge or receives notice; and (iii) Tenant’s actual discovery of any occurrence or condition on any property adjoining or in the vicinity of the Premises that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law.

(d) Indemnification.

(i) Tenant shall defend with counsel reasonably approved by Landlord, all actions against any Landlord Party (as defined herein) with respect to, and pay, protect, indemnify, and hold harmless, to the extent permitted by Law, the Landlord Parties from and against any and all Environmental Costs of any nature arising out of, or claimed to be arising out of, any Environmental Conditions caused by Tenant’s use or occupancy of the Premises or by the acts or omissions of any Tenant Party (as defined herein). Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be responsible for Environmental Conditions to the extent that such Environmental Conditions: (A) exist as of the Commencement Date; or (B) to the extent resulting from the actions or omissions of any Landlord Party. This indemnification shall include without limitation Environmental Costs arising out of any violations of Environmental Laws, regardless of any real or alleged fault of any person or entity. The foregoing indemnity shall survive the end of the Term.

(ii) Landlord shall defend with counsel reasonably approved by Tenant, all actions against any Tenant Party with respect to, and pay, protect, indemnify, and hold harmless, to the extent permitted by Law, the Tenant Parties from and against any and all Environmental Costs of any nature arising out of, or claimed to be arising out of, any Environmental Conditions caused by Landlord’s use or occupancy of the Property or by the acts or omissions of any Landlord Party. Notwithstanding anything in this Lease to the contrary, Tenant agrees that Landlord shall not be responsible for Environmental Conditions to the extent that such Environmental Conditions result from the actions or omissions of any Tenant Party or any other tenant or occupant of the Property. This indemnification shall include without limitation Environmental Costs arising out of any violations of Environmental Laws, regardless of any real or alleged fault of any person or entity. The foregoing indemnity shall survive the end of the Term.

(e) Disclosure.

Prior to the Commencement Date, and prior to January 1 of each year of the Term, including January 1 of the year immediately following the year during which the Term ends, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Premises, or which Tenant intends to store, use or dispose of on the Premises. Further, Tenant shall provide Landlord a copy of every document Tenant makes available to any governmental authority or to any person under any Environmental Law.

(f) Inspection.

Landlord shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section 4. If Tenant is not in compliance, then Landlord shall have the right to immediately enter upon the Premises to remedy, at Tenant’s expense, any Environmental Conditions caused by Tenant’s failure to comply, notwithstanding any other provision of this Lease to the contrary. Such remediation measures shall be done in accordance with the recommendations of Landlord’s geotechnical engineers and/or consultants, and/or the requirements of any governmental authority having jurisdiction over such matters. Tenant shall pay to Landlord, as additional rent, all Environmental Costs incurred by Landlord in performing any such remediation measures within thirty (30) days after Landlord’s written request therefor. Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations, but Landlord shall not be liable for any interference caused thereby.

(g) Definitions.

For purposes of this Lease, the following terms shall have the following meanings.

(i) “Environmental Law or Laws” shall mean any and all federal, state or local laws, regulations, ordinances, rules, orders, directions, requirements or court decrees pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including, without limitation, the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), and regulations promulgated thereunder (“RCRA”); the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. §9601, et seq.), and regulations promulgated thereunder (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801, et seq.), and regulations promulgated thereunder; the Toxic Substances Control Act, as amended (15 U.S.C. §2601, et seq.), and regulations promulgated thereunder; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. §136, et seq.), and regulations promulgated thereunder; the Federal Water Pollution Control Act (the Clean Water Act), as amended (33 U.S.C. §1251, et seq.), and regulations promulgated thereunder; the Safe Drinking Water Act, as amended (42 U.S.C. §300f et seq.), and regulations promulgated thereunder; the Clean Air Act, as amended (42 U.S.C. §7401 et seq.), and regulations promulgated thereunder; and all parallel, similar or relevant Laws.

(ii) “Hazardous Materials” shall mean any: (A) hazardous waste as defined in RCRA; (B) hazardous substance as defined in CERCLA; (C) petroleum or liquid petroleum or wastes; and (D) any other toxic or hazardous substances that may be regulated from time to time by applicable Environmental Laws.

(iii) “Environmental Conditions” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials other than in compliance with applicable Environmental Laws. The term “Environmental Conditions” includes, but is not limited to, the presence of Hazardous Materials attributable to the operation of any underground or above-ground storage tanks, oil/water separators, or in-ground hydraulic lifts or hoists, and associated equipment.

(iv) “Environmental Costs” shall mean any and all judgments, damages, penalties, fines, costs, liabilities, obligations, losses, or expenses of whatever kind and nature (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of leaseable space, damages arising from any adverse impact on marketing of space, sums paid in settlement of claims, attorney fees, consultant fees and expert fees), arising from or incurred in connection with Environmental Conditions, including, but not limited to, those relating to the presence, investigation, or remediation of Hazardous Materials.

5. CONDITION OF PREMISES; LANDLORD’S WORK; TENANT’S WORK.

(a) Except for the work described on Exhibit F attached hereto and made a part hereof (“Landlord’s Work”), no agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building or the Property or to demolish and/or remove any improvements, equipment or property located in the Premises (or to provide Tenant with any credit or allowance for any of the foregoing), and no representation regarding the condition of the Premises or the Property have been made by or on behalf of Landlord or relied upon by Tenant, it being agreed that Tenant shall accept the Premises in an “as-is” “where-is” condition and configuration on the Commencement Date; provided, however, nothing in this sentence shall be deemed to abrogate Landlord’s maintenance, repair and replacement obligations as set forth in, and subject to the conditions of, this Lease. Landlord agrees that Landlord’s Work shall be performed in accordance with all applicable Laws. Subject to the terms and conditions of this Lease, Tenant, at its expense, shall perform certain tenant improvement work and install Tenant’s trade fixtures, equipment and property in order to make the Premises ready for Tenant’s initial use and occupancy (collectively, “Tenant’s Work”). Tenant, at its expense, shall: (i) obtain any and all certificates of occupancy, special use permits, business licenses and other permits and licenses which may be required by applicable Law for Tenant’s use and occupancy of the Premises; and (ii) make any and all improvements, alterations and additions to the Premises which may be required to obtain such certificates, permits and licenses and shall cause the Premises to comply with all Laws. The failure of Tenant to obtain any such certificate, permit or license shall not be a condition precedent to Tenant’s obligation to pay Rent or to perform any of its other obligations hereunder or affect the validity of this Lease. Tenant’s Work shall be installed at Tenant’s sole cost and expense and in compliance with all Laws.

(b) On or before the date five (5) days after the date of this Lease, Tenant shall prepare and furnish to Landlord, at Tenant’s cost and expense, in compliance with applicable laws, statutes, ordinances and codes, a complete set of working drawings, plans and specifications (“Tenant’s Drawings”) which Tenant’s Drawings shall include, without limitation, floor plans, details of any special installation which will affect the Building or perimeter walls of the Premises, complete plans for all mechanical, plumbing and electrical work including details of underfloor surfaces, specifications for all materials, finishes and other work, and performance characteristics for fixtures and equipment. Tenant’s Drawings shall be full and complete in all respects as may be necessary for construction and determination of the specific scope of Tenant’s Work. Tenant’s Drawings shall be certified (sealed) by an architect duly registered in the State of Minnesota. After Tenant submits Tenant’s Drawings to Landlord, Landlord shall have five (5) days to approve or disapprove Tenant’s Drawings, and in the event Landlord does not approve the same, Landlord shall advise Tenant of Landlord’s comments to Tenant’s Drawings. Failure by Landlord to approve or disapprove Tenant’s Drawings within the time limits prescribed herein shall constitute a disapproval by Landlord. In the event Landlord disapproves Tenant’s Drawings, Tenant shall incorporate Landlord’s comments into Tenant’s Drawings within ten (10) days from receipt thereof and resubmit the same to Landlord, who shall have ten (10) days to approve or disapprove the revised Tenant’s Drawings. In the event Landlord does not approve the same, the procedures set forth herein shall be followed until such time as Landlord has approved the revised Tenant’s Drawings. Tenant’s Drawings shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord and Tenant agree to appoint competent personnel to work with the other party in the preparation of Tenant’s Drawings. In the event Tenant desires or is required to modify or change Tenant’s Drawings after the same have been approved in the manner provided above, Tenant shall submit such modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant’s Drawings shall apply to any such modifications or changes. Any approval by Landlord of any of Tenant’s Drawings shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of Tenant’s Drawings, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with performance of Tenant’s Work in accordance with Tenant’s Drawings.

6. UTILITIES AND SERVICES.

(a) Tenant’s Utilities and Services.

Tenant shall contract in its own name and timely pay all charges for all: (i) utilities including, but not limited to, gas, electricity, water, fuel, and sewer (individually, a “Utility” and collectively the “Utilities”); and (ii) services including, but not limited to, telephone, security, alarm, janitorial, trash and debris removal and pest control (individually, a “Service” and collectively the “Services”) used in, servicing or assessed against the Premises, unless otherwise herein expressly provided. If Landlord elects to itself provide any Utility or Service to the Premises, then: (A) Tenant shall pay to Landlord all costs of furnishing such Utility or Service to the Premises, if such Utility or Service is separately sub-metered to the Premises (or Landlord is otherwise able to fairly allocate the cost of such Utility or Service to the Premises); or (B) all costs for furnishing such Utility or Service to the Premises shall be included in Expenses, if such Utility or Service is provided to the Premises together with any or all other tenant spaces located in the Building (or Landlord otherwise elects to include the cost of such Utility or Service in Expenses). Tenant’s obligation to pay for Utilities and Services shall commence upon the earlier to occur of the Early Access Date and the Commencement Date.

(b) Interruptions in Utilities or Services.

Tenant agrees that Landlord shall not be liable for damages for any failure or interruption in furnishing any Utility or Service nor shall any such failure or interruption be considered to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if any such failure or interruption is caused by the negligence or willful misconduct of any Landlord Party, and such failure or interruption continues for five (5) consecutive business days and as a result thereof Tenant is unable to and does not use all or any significant portion of the Premises for the normal conduct of business (except storage of Tenant’s property), then for so long as the failure or interruption continues thereafter, Base Rent and Tenant Reimbursement Amount shall be abated in the same proportion that the leaseable area of the portion of the Premises which Tenant is unable to (and does not) use as a result of the failure or interruption bears to the total leaseable area of the Premises, provided that in the event the condition exists solely in the Premises, the abatement shall not commence until the sixth (6th) consecutive business day after Tenant notified Landlord of such condition. The aforesaid abatement shall be Tenant’s sole remedy and Landlord’s sole liability for any failure or interruption in furnishing Utilities and Services to the Premises, and in no event shall Landlord be liable for Tenant’s loss of business or profits.

7. RULES AND REGULATIONS.

Tenant shall observe and comply, and shall cause the Tenant Parties to observe and comply, with the rules and regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time (collectively, the “Rules and Regulations”). Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce the Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

8. CERTAIN RIGHTS RESERVED TO LANDLORD.

Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off, deduction, or abatement of rent or any other claim: (a) to change the name or street address of the Property, the Building or the Premises; (b) to install, affix and maintain any and all signs (including “For Lease” or “For Sale” signs) on the exterior or interior of the Building and in and about the Property; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Property, including, without limitation, expansion or contraction of the land upon which the Building is situated and/or the leaseable area of the Building, alterations of the location or configuration of all Common Areas, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend Utilities or use of Common Areas; provided, that Landlord shall use commercially reasonable efforts to maintain reasonable accessibility to the Premises and shall minimize disruption to Tenant’s business activities; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in or to the Building and/or the Property, so as long as such right does not preclude Tenant from using the Premises for the purpose stated herein; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for re-occupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (h) to regulate delivery and usage of the loading docks, staging areas, drive aisles and parking areas within the Common Areas; and (i) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Property.

9. MAINTENANCE AND REPAIRS.

(a) Tenant’s Maintenance.

Tenant, at its expense, shall keep and maintain the Premises in good and sanitary condition, working order and repair (including making any necessary replacements except for those replacements which are the responsibility of Landlord as provided in this Lease) and in compliance with all applicable Laws including, but not limited to: (i) doors; (ii) loading docks serving the Premises; (iii) hoists and cranes; (iv) interior and exterior windows (Tenant shall promptly replace any broken glass with glass of the same kind, size and quality); (v) interior walls and interior portions of exterior walls; (vi) ceilings; (vii) floors (but not any subfloor); (viii) utility meters; (ix) pipes and conduits: (A) located inside of (or exclusively serving) the Premises from and after the point of connection to the Premises; and (B) located outside of the Premises and which are installed by or on behalf of Tenant; and (x) HVAC, electrical, lighting (including, without limitation, all light fixtures, tubes, bulbs and ballasts), plumbing and fire protection and other units, systems and equipment located inside or on (or exclusively serving) the Premises. Tenant shall perform all maintenance, repairs or replacements in a good, workmanlike and lien-free manner, consistent with the quality of labor and materials used in the initial build-out of the Premises and in accordance with all applicable Laws. If Tenant fails to make any maintenance, repairs or replacements to the Premises which is required of Tenant and such failure continues for more than fifteen (15) days after written notice from Landlord (although notice shall not be required if there is an emergency), then Landlord may itself make the required maintenance, repairs or replacements, and Tenant shall pay the cost of such maintenance, repairs or replacements to Landlord, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of such maintenance, repairs or replacements. Tenant shall permit no waste, damage or injury to the Premises, and shall initiate and carry out a program of regular maintenance and repair of the Premises including, but not limited to, the painting and refinishing of all areas so as to impede, to the extent possible, deterioration by ordinary wear and tear, and to keep the same in substantially the same condition as existed on the Commencement Date. Notwithstanding the foregoing, Tenant shall make no alteration to or adjustment of the fire protection (sprinkler and alarm) systems, if any, without Landlord’s prior written consent. Notwithstanding anything in this Section 9(a) to the contrary, Landlord, at its sole option, may upon prior written notice to Tenant elect to engage its own contractor(s) to perform any or all of Tenant’s maintenance, repair and replacement obligations described in this Section 9(a), in which event: (A) Tenant’s maintenance, repair and replacement obligations herein shall be suspended during the applicable periods with respect to those maintenance, repair and replacement obligations performed by Landlord’s contractor; and (B) the cost of the maintenance, repair and replacement obligations performed by Landlord’s contractor shall be directly billed by Landlord to Tenant (if Landlord is not performing such maintenance, repair and replacement obligations for tenants of the Property generally), or shall be included in Expenses (if Landlord is performing such maintenance, repair and replacement obligations for tenants of the Property generally). Landlord shall, at its cost and expense, be responsible for all repair and/or replacement (the necessity of which to be reasonably determined by Landlord) to any HVAC, electrical and plumbing equipment located inside or on (or exclusively serving) the Premises during the initial twelve (12) months of the Term. If, however, Tenant has not satisfied its obligations pursuant to this Section 9(a) or Section 9(b) or Tenant has otherwise defaulted in the performance of its obligations under this Lease, or the negligence or misconduct of Tenant caused the need for such repair or replacement, then Tenant (and not Landlord) shall, at its cost and expense, be responsible for all repair and/or replacement to any such equipment during such initial 12-month period.

(b) Maintenance of HVAC Units; Repair Cap.

(i) Tenant, at its expense, shall at all times during the Term, employ contractors that shall be designated or approved by Landlord to perform Tenant’s obligations for maintaining, repairing and replacing the following units, systems and equipment: (A) the HVAC units, systems and equipment located inside of (or exclusively serving) the Premises subject to the terms of this Section 9(b); and (B) the fire protection, sprinkler and alarm systems and equipment located inside of (or exclusively serving) the Premises. Tenant shall provide Landlord with a copy of each such maintenance contract prior to the Commencement Date (and at least thirty (30) days prior to the end of such contract, Tenant shall provide Landlord with a copy of a written extension of such contract or a replacement contract). Such maintenance shall include at least quarterly inspections and cleaning of the applicable units, systems and equipment, together with such adjustments and servicing as each such inspection discloses to be recommended or required, and all repairs, testing and servicing as shall be necessary or reasonably required by Landlord, and Tenant shall send to Landlord within ten (10) days after receipt, a copy of each such inspection report received by Tenant. Nothing contained in this Section 9(b) shall be deemed to be a guarantee by Landlord of the performance or responsibility of any contractor designated or approved by Landlord as herein provided, and Tenant waives all claims against the Landlord Parties for damages to person or property sustained by Tenant or any person claiming through Tenant resulting from, or in any way concerned with, Tenant’s employment of a contractor pursuant to the provisions of this Section 9(b).

(ii) Notwithstanding Section 9(b)(i) to the contrary, Landlord, at its sole option, may upon prior written notice to Tenant elect to engage its own contractor(s) to perform any or all of the inspections, cleaning and servicing described in this Section 9(b) during or for any periods, in which event: (A) Tenant’s obligations herein shall be suspended during the applicable periods and with respect to those inspections, cleaning and servicing performed by Landlord’s contractor; and (B) the cost of the inspections, cleaning and services performed by Landlord’s contractor shall be directly billed by Landlord to Tenant (if Landlord is not providing such inspections, cleaning and servicing to tenants of the Property generally), or shall be included in Expenses (if Landlord is providing such inspections, cleaning and servicing to tenants of the Building or Property generally).

(iii) Anything in this Section 9(b) to the contrary notwithstanding, and provided Tenant has satisfied its obligations pursuant to this Section 9(b) and so long as Tenant has not defaulted in the performance of its obligations under this Lease, if any HVAC unit which is not a New HVAC Unit (each, an “Existing HVAC Unit”) requires total replacement (as opposed to repair) as determined by the HVAC contractor servicing the HVAC units, systems and equipment pursuant to Section 9(b)(i), then Landlord shall be responsible for the cost of such replacement (such replaced Existing HVAC Unit shall then be deemed a “New HVAC Unit”). After the installation of any New HVAC Unit, Tenant shall be solely responsible for the cost of replacement, maintenance and/or repair of such New HVAC Unit, without limitation. With respect to an Existing HVAC Unit, provided Tenant has satisfied its obligations pursuant to this Section 9(b) and so long as Tenant has not defaulted in the performance of its obligations under this Lease, Tenant’s liability for the cost of repairs to any Existing HVAC Unit shall not exceed an amount (each, an “Existing HVAC Repair Cap”) equal to One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per unit per occurrence, it being understood that for each such repair to any Existing HVAC Unit, Tenant shall pay up to and including the Existing HVAC Repair Cap and Landlord shall pay for each such repair to any Existing HVAC Unit any amount over the Existing HVAC Repair Cap. If, however, Tenant has not satisfied its obligations pursuant to this Section 9(b) or Tenant has defaulted in the performance of its obligations under this Lease, then Tenant shall pay the entire cost of replacement, maintenance and/or repair of such Existing HVAC Unit, without limitation. The cost of the repairs and replacements performed by Landlord’s contractor pursuant to this Section 9(b)(iii) shall be included in Expenses subject to the conditions and limitations set forth in Section 2(d).

(c) Landlord’s Maintenance.

Landlord shall keep and maintain in good and sanitary condition, working order and repair (including making any necessary replacements) and in compliance with applicable Laws: (i) the Common Areas; (ii) the Common Building Systems; and (iii) the Building: (A) roof; (B) exterior walls (except doors, windows and interior portions of exterior walls); (C) foundation; and (D) structural components, the cost of which shall be included in Expenses except as limited in Section 2(d) of this Lease. Landlord shall not be in default with respect to its obligations to make any repairs unless and until Tenant has given written notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs. Tenant shall reimburse Landlord for the cost of any such repairs or replacements to the Building or Property necessitated by the acts or omissions of any Tenant Party.

10. ALTERATIONS.

(a) Requirements.

Tenant shall not make any opening in the roof, exterior walls or demising walls of the Building or any other alteration, improvement or addition to or removal from the Premises (individually, an “Alteration” and collectively the “Alterations”) without the prior written consent of Landlord in each such instance. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications reasonably acceptable to Landlord (and Tenant shall thereafter submit to Landlord for approval any and all proposed changes to such plans and specifications); (ii) names and addresses of all contractors reasonably acceptable to Landlord and copies of all contracts with said contractors; (iii) a detailed cost estimate, certified by the architect who prepared the plans and specifications; (iv) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (v) certificates of insurance in form and amounts reasonably required by Landlord, naming the Landlord Parties as additional insureds; and (vi) all other documents and information as Landlord may reasonably request in connection with such Alteration. Notwithstanding the foregoing to the contrary, Landlord’s consent shall not be required (but Tenant shall give Landlord not less than ten (10) days’ prior written notice) for any Alteration that: (A) satisfies all of the following criteria: (1) will not affect the HVAC, electrical, lighting, plumbing, fire protection, security and structural units, systems and equipment of the Building; (2) does not require openings on the roof or exterior walls of the Building; and (3) does not exceed Twenty Thousand and 00/100 Dollars ($20,000.00) in any one instance and Seventy-Five Thousand and 00/100 ($75,000.00) in the aggregate in any twelve (12) month period; or (B) satisfies all of the following criteria (“Cosmetic Work”): (1) is of a cosmetic nature such as painting, wallpapering, and carpet installation; (2) will not affect the HVAC, electrical, lighting, plumbing, fire protection, security and structural units, systems and equipment of the Building; and (3) does not require work to be performed inside the walls or above the ceiling of the Premises; provided, however, that the performance of Cosmetic Work shall remain subject to all of the other provisions of this Section 10. Tenant shall pay the entire cost of any Alteration (which for all purposes of this Lease, except as provided in the next following grammatical sentence, includes Cosmetic Work) and, if requested by Landlord, shall deposit with Landlord prior to the commencement of any Alteration, security for the payment and completion of such Alteration in form and amount required by Landlord. Provided that the Alteration is not Cosmetic Work, Tenant shall pay to Landlord within thirty (30) days after billing an amount equal to the greater of: (aa) the sum of: (xx) Landlord’s actual and reasonable out-of-pocket costs and expenses paid to third parties for the review of Tenant’s plans and specifications for such Alteration; and (yy) a fee for Landlord’s coordination of such Alteration equal to ten percent (10%) of the cost of such Alteration; and (bb) Five Hundred Dollars ($500.00). Landlord’s approval of any Alteration shall not constitute a representation by Landlord that such Alteration complies with applicable Laws and insurance company requirements or will be adequate for Tenant’s use. All Alterations: (aaa) shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord; (bbb) shall be performed by union contractors if required by Landlord and at times and in accordance with rules, regulations and procedures reasonably established by Landlord to avoid disruption to Landlord’s other tenants, employees and contractors; (ccc) shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building; and (ddd) shall be performed in compliance with all applicable Laws and insurance company requirements. Upon completion of any Alteration, Tenant shall deliver to Landlord all contractor’s and subcontractor’s affidavits and full and final waivers of lien for all labor, services or materials and “as-built” plans of such Alteration.

(b) Ownership.

Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in and upon the Premises (excepting only Tenant’s Property) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration or any portion of such Alteration (the “Required Removables”) at Tenant’s sole cost and expense in accordance with Section 17 below. Tenant, at the time it requests Landlord’s consent for any proposed Alteration, may request in writing that Landlord advise Tenant if such Alteration or any portion of such Alteration will be required to be removed. Landlord shall advise Tenant in writing as to which portions of such Alteration, if any, will be required to be removed at the same time as (but shall be an independent determination from) Landlord’s consent to the making of such Alteration.

11. LIENS.

(a) Lien Claims.

Tenant shall not do any act which shall in any way encumber the title of the Landlord in and to the Property nor shall any interest or estate of Landlord in the Property be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Property arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant under this Lease and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Property. Tenant will not permit the Property to become subject to any mechanics’, laborers’, or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall first either (x) give to Landlord an amount equal to one hundred twenty percent (120%) of the amount of the lien or claimed lien which, together with interest thereon, shall be held by Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Property by reason of non-payment thereof: (i) bond over such lien in accordance with the statutory bonding procedures (if any) in effect in the state in which the Property is located so that such lien is no longer an encumbrance against title to the Property; or (ii) cause a title insurance company satisfactory to Landlord to insure over such lien in favor of Landlord, any present or future Mortgagee and any prospective purchaser of the Property. If Tenant elects to deposit such sums with Landlord, then Landlord shall hold the amount so deposited with Landlord in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. If Tenant fails to diligently contest and pursue such lien contest, Landlord may, at its option, use the sums so deposited to discharge any such lien upon the renewal of such lien or encumbrance Landlord shall pay all such sums remaining on deposit to Tenant.

(b) Landlord’s Right to Cure.

If Tenant shall fail to contest the validity of any lien or claimed lien or fail to either give security to Landlord to insure payment thereof or to bond or insure over such lien, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required) remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys’ fees, for such purposes shall be so much additional rent due from Tenant to Landlord on the first day of the next calendar month after any such payment, with the interest thereon at the Default Rate from the date so advanced until the date paid in full.

12. INSURANCE.

(a) Landlord’s Insurance.

Landlord shall purchase and maintain in effect throughout the Term, policies of insurance (the “Building Insurance”) covering the Building and the Property, which insurance shall be for the benefit of and shall name: (i) Landlord as named insured; and (ii) each Mortgagee, against risks or hazards which are now or may hereafter be customarily insured against under “special form” causes of loss and loss of rent coverage for at least one (1) year and such other risks or hazards which are now or may hereafter be customarily insured against with respect to properties similar in construction, design, general location, use and occupancy to the Building and the Property. The Building Insurance coverage shall equal: (A) one hundred percent (100%) of the replacement cost of the Building and the Property (excluding tenant spaces); and (B) the replacement cost of all additions, improvements and alterations to the Premises paid for by Landlord.

(b) Tenant’s Insurance.

Tenant, at its expense, shall purchase and maintain in effect throughout the Term, the following policies of insurance, for the benefit of Tenant and naming the Landlord Parties, as additional insureds, issued by companies licensed to do business in the State in which the Property is located and which have an “A.M. Best’s” rating of “A-XII” or higher with the following coverages in the following amounts (and with any increases in such amounts which Landlord may require upon not less than 30 days’ prior written notice to Tenant; provided such increases are consistent with the limits then being required of tenants by other landlords of comparable buildings in the same geographic area as the Building):

(i) Commercial General Liability Insurance on a primary and non-contributory basis, insuring Tenant and naming the Landlord Parties and any other parties designated by Landlord from time to time as additional insureds, covering, without limitation, any liability for bodily injury, personal injury, including death, and property damage arising out of Tenant’s operations, acts, omissions, assumed liabilities or use of the Premises, with coverage of not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate and containing a deductible not in excess of Ten Thousand Dollars ($10,000).

(ii) Property Insurance including, but not limited to, fire, sprinkler leakage, vandalism, flood and earthquake coverage (y) in amounts which, together with the amounts of insurance coverage which Landlord is required to maintain pursuant to Section 12(a) above, would cover the full replacement cost of all additions, improvements and alterations to the Premises and providing that the Landlord Parties and any other parties designated by Landlord from time to time are loss payees or additional insureds as their interests may appear, and (z) covering all office furniture, trade fixtures, office equipment, machinery, movable partitions, wall and floor coverings, inventory, merchandise and all other items of Tenant’s property on the Premises (collectively, “Tenant’s Property”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance. In the event of a loss, the proceeds of such insurance shall be used for the repair or replacement of the property insured; except that if this Lease is terminated following a casualty, the proceeds applicable to the Building and/or the Property shall be paid to Landlord and the proceeds applicable to Tenant’s Property shall be paid to Tenant.

(iii) Worker’s Compensation Insurance covering all employees of Tenant performing work in, on, or with respect to the Premises, in amounts not less than those required by Law.

(iv) Employers liability insurance covering all employees of Tenant performing work in, on or with respect to the Premises, in amounts not less than One Million Dollars ($1,000,000) for each accident and One Million Dollars ($1,000,000) for diseases of each employee, agent and contractor.

(v) Extra expense and business interruption insurance with limits not less than twelve (12) months of Base Rent and Tenant Reimbursement Amount, naming Landlord as loss payee, as its interest may appear.

(vi) Automobile Insurance on a primary and non-contributory basis, insuring Tenant and naming the Landlord Parties and any other parties designated by Landlord from time to time as additional insureds, covering all owned, non-owned and hired automobiles with limits of liability of not less than One Million Dollars ($1,000,000) for bodily injury to any one person, and One Million Dollars ($1,000,000) for property damage for each accident. Such insurance shall provide that the insurance company waives the rights of recovery or subrogation against the Landlord Parties and their insurers.

(vii) Umbrella or Excess Liability coverage on a primary and non-contributory basis, insuring Tenant and naming the Landlord Parties and any other parties designated by Landlord from time to time as additional insureds, in amounts not less than Three Million Dollars ($3,000,000).

Tenant shall concurrently with Tenant’s execution of this Lease and from time to time thereafter upon insurance renewals, furnish to Landlord certificates of insurance evidencing such coverage and with renewal certificates no less than thirty (30) days prior to the expiration of such policies, which certificates of insurance shall state that such insurance coverage may not be amended, changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant.

(c) Waiver of Subrogation.

Landlord and Tenant each waives any and every claim for recovery from the other for any and all loss or damage to the Building or the Premises or to the contents thereof, whether such loss or damage is due to the negligence of any Landlord Party or any Tenant Party, to the extent that the amount of such loss or damage is recovered under its policies of insurance; provided, however, that the foregoing waiver shall not be operative in any case where its effect is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage; provided, further, however, that in the case of an increase in the cost of insurance coverage, the insured shall give to the other party notice of the increase and the amount of the increase, and the other party may reinstate such waiver by paying to the insured the amount of the increase in the cost of insurance.

(d) Avoid Action Increasing Rates.

Tenant shall comply with all applicable Laws, and requirements and recommendations of insurance rating agencies with respect to the Premises, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property, which may jeopardize any insurance coverage, increase the cost of insurance, or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 12(d), then, Landlord, in addition to any other rights or remedies available to Landlord, shall have the option to terminate this Lease, and may require Tenant to make immediate payment of any increase in Landlord’s insurance costs.

(e) Failure to Insure.

If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Section 12, then Tenant shall be liable to Landlord for any loss or costs resulting from such failure to maintain such insurance. Tenant may not self-insure against any risks required herein to be covered by insurance.

(f) Representation.

Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Section 12 are adequate to protect Tenant. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

(g) Additional Requirements.

Tenant shall require each of its contractors and trades people, and their relevant subcontractors, to carry insurance in amounts and standards specified in this Section 12 excluding coverage required in Section 12(b)(v), and Section 12(b)(vi) as it pertains to contractors personal property, or as Landlord may from time to time require, from insurance companies licensed to do business in the State in which the Property is located.

13. INDEMNITY.

(a) Tenant Indemnity.

Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord’s members, each Mortgagee and their respective directors, officers, shareholders, affiliates, agents, contractors, and employees (Landlord and each of said persons and entities being herein individually called a “Landlord Party” and collectively called the “Landlord Parties”), from and against any and all third party claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Property and arising from the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, including, without limitation, any Tenant’s Work performed by or on behalf of Tenant (except if and to the extent same is caused by the negligence or willful misconduct of any Landlord Party), or, its invitees, licensees, employees, contractors and agents and their respective directors, officers, shareholders, members, affiliates, agents, contractors, and employees (Tenant and each of said persons and entities being hereinafter individually called a “Tenant Party” and collectively called the “Tenant Parties”). If any such proceeding is filed against any Landlord Party, then Tenant shall defend such Landlord Party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to such Landlord Party, if requested by such Landlord Party. The foregoing indemnity shall survive the end of the Term.

(b) Landlord Indemnity.

Landlord agrees to indemnify, defend and hold harmless the Tenant Parties from and against any and all third party claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Property and arising from anything done, permitted or suffered by Landlord in or about the Common Areas (except if to the extent same is caused by the negligence or willful misconduct of any Tenant Party), or due to any negligent act or omission of the Landlord Parties, except to the extent same was caused by the negligence or willful misconduct of the Tenant Parties. If any such proceeding is filed against any Tenant Party, then Landlord shall defend such Tenant Party in such proceeding at Landlord’s sole cost by legal counsel reasonably satisfactory to such Tenant Party, if requested by such Tenant Party. The foregoing indemnity shall survive the end of the Term.

14. FIRE AND CASUALTY.

(a) Damage.

If fire or other casualty damages all or any part of the Premises, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, Base Rent and Tenant Reimbursement Amount shall abate for the portion of the Premises that is untenantable and not used by Tenant (unless such fire or other casualty was caused by any Tenant Party). Landlord shall have the right to terminate this Lease if: (i) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (ii) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (iii) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (iv) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (v) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises. Anything in this Section 14 to the contrary notwithstanding, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage.

(b) Restoration.

If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the “Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred seventy (270) days after the date of such fire or other casualty, then regardless of anything in Section 14(a) above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if any Tenant Party caused the fire or casualty. If the damage was due to an act or omission of a Tenant Party, then Tenant shall pay to Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord.

15. CONDEMNATION.

Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under any applicable Law, by eminent domain or private purchase in lieu thereof (each, a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would leave the remainder of the Building unsuitable for use as an industrial building in a manner comparable to the use of the Building prior to the Taking. In order to exercise its right to terminate this Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty-five (45) days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or the Property occurs. If this Lease is not terminated, the leaseable area of the Premises and/or the Property and Tenant’s Proportionate Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective as of the date when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant; provided, however, Tenant may file a separate claim at its expense, for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be received by Landlord.

16. ASSIGNMENT AND SUBLETTING.

(a) Transfer.

Except in connection with a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) assign, re-assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder; or (ii) sublease the Premises, or any part thereof, whether voluntarily or by operation of Law; or (iii) permit the use of the Premises by any person or entity other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence is hereinafter called a “Transfer.” Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute a commercially reasonable form of assumption agreement. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the person or entity which owns or controls a majority of the voting shares/rights in Tenant at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least fifty-one percent (51%) of its voting stock is owned by another entity, the voting stock of which is so listed.

(b) Permitted Transfer.

Notwithstanding Section 16(a) above to the contrary, Tenant may assign its interest in this Lease or sublease all or any part of the Premises (each a “Permitted Transfer”) to a Permitted Transferee without Landlord’s prior written consent; provided, that: (i) Tenant gives Landlord a written notice of any Permitted Transfer not later than ten (10) days after the effective date of such Permitted Transfer, together with current financial statements of Tenant and of the Permitted Transferee; (ii) Tenant is not in Default under this Lease; (iii) with respect to a Permitted Transfer involving an assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer; (iv) the Permitted Transferee shall use the Premises only for the Permitted Use; (v) the use of the Premises by the Permitted Transferee shall not violate any other agreements or leases affecting the Property; (vi) the occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfer; and (vii) Tenant shall not be released from any liability under this Lease (whether past, present or future) by reason of such Permitted Transfer). Any Permitted Transfer shall not be subject to Sections 16(c), 16(d), 16(e) and 16(f) below. As used herein: (A) “Affiliate” means any person or entity who or which controls, is controlled by, or is under common control with Tenant provided the Tangible Net Worth of the Affiliate is not less than the greater of the Tangible Net Worth of Tenant on the date hereof or the Tangible Net Worth of Tenant immediately preceding the effective date of such Permitted Transfer to an Affiliate; (B) “Successor” means any business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as: (1) Tenant’s obligations under this Lease are assumed by the Successor; and (2) the Tangible Net Worth of the Successor is not less than the greater of the Tangible Net Worth of Tenant on the date hereof or the Tangible Net Worth of Tenant immediately preceding the effective date of such merger or consolidation; (C) “Purchaser” means any person or entity who or which acquires all or substantially all of the assets of Tenant, so long as the Tangible Net Worth of the Purchaser is not less than the greater of the Tangible Net Worth of Tenant as of the date hereof or the Tangible Net Worth of Tenant immediately preceding such acquisition; (D) “Permitted Transferee” means an Affiliate, Successor or Purchaser; and (E) “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, licenses, patents, trademarks, trade names, copyrights and franchises.

(c) Tenant’s Request for Consent.

If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord at least sixty (60) days prior to the effective date of the Transfer, a written notice which includes current financial statements for the transferee, a complete copy of the Transfer documents and such other information as Landlord may reasonably request. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 16(e) below, then Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character, image or reputation which is not in keeping with the standards or criteria used by Landlord in leasing the Property; (ii) the financial condition of the proposed transferee does not meet the criteria Landlord uses to select Property tenants having similar leasehold obligations; (iii) the purpose for which the transferee intends to use the Premises or portion thereof differs in any way from the Permitted Use; (iv) the transferee (or any Affiliate of the transferee) is then a tenant or occupant of the Property; (v) any portion of the Property or the Premises would likely become subject to additional or different Laws as a result of the Transfer or the intended use of the Premises by the transferee would, in Landlord’s reasonable judgement, more likely cause a violation of Section 4 above or any other tenant’s lease; or (vi) any other bases which Landlord reasonably deems appropriate. If Tenant is in Default at the time Tenant requests Landlord’s consent to a proposed Transfer, then Landlord’s consent to such Transfer may be conditioned upon Tenant curing such Default. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer. In addition, Tenant shall pay to Landlord all reasonable attorneys’ fees (in no event less than Five Hundred Dollars ($500.00) per request) and expenses incurred by Landlord in connection with any Transfer, whether or not Landlord consents to such Transfer.

(d) Excess Rent.

If Landlord consents to a Transfer, then Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration that Tenant receives as a result of a Transfer that is in excess of the Base Rent and Tenant Reimbursement Amount payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of any excess within thirty (30) days after Tenant’s receipt of each such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant and attributable to the Transfer (other than Landlord’s review fee), including brokerage fees, legal fees and construction costs.

(e) Recapture.

Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 16(c) above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord’s notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

(f) Assignment of Sublease Revenues.

Tenant absolutely assigns to Landlord all of Tenant’s right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord grants Tenant a license, which shall remain in effect so long as no Default exists, to collect all such revenues (subject to Tenant’s obligation to deliver certain of such revenues to Landlord under Section 16(d) above). Upon the occurrence of a Default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees: (i) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant; and (ii) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder, or to reimburse Landlord for costs incurred as a result of any Default, or to compensate Landlord for other losses suffered by Landlord as a result of any Default. Any such revenues remaining in Landlord’s possession following the cure of all Defaults and the reimbursement of all such costs and losses shall be delivered to Tenant. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either: (A) Landlord’s consent to such sublease; or (B) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

17. SURRENDER.

(a) Condition at Surrender.

Upon the end of the Term or termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, Broom Clean and in Good Condition, ordinary wear and damage by fire or other casualty excepted. As used herein: (i) “Broom Clean” means free from all debris, dirt, rubbish, oil, grease, tire tracks, marking tape or other substances, inside the Premises and, if and to the extent caused by any Tenant Party, outside of the Building; and (ii) “Good Condition” means that the Premises (including, without limitation, all of the items described in items (i) through (x) of the first sentence of Section 9(a) above) are in good condition and in good working order. Any damage caused by removal of Tenant from the Property, including any damage caused by the removal of Tenant’s Property under Section 17(b) below, shall be repaired and paid for by Tenant prior to the end of the Term.

(b) Removal of Tenant’s Property.

Upon the end of the Term or termination of Tenant’s right to possession of the Premises, Tenant shall remove all of the Required Removables and all of Tenant’s Property (including, without limitation, all computer and telecommunications cabling and wiring and all signage), which removal shall be done in a good, workmanlike and lien-free manner, and upon such removal Tenant shall repair all damage to the Premises and the Property caused by the installation or removal of such items (including the removal of any and all floor bolts) and restore the Premises to its condition prior to the installation of such items. If Tenant does not remove any items comprising Tenant’s Property or the Required Removables prior to the end of the Term, then Landlord may remove such items and repair and restore the Premises and Tenant shall pay the cost of such removal, repair and restoration to Landlord upon demand. If Tenant does not remove any items comprising Tenant’s Property or the Required Removables, then Tenant shall be conclusively presumed to have conveyed such items to Landlord without further payment or credit by Landlord to Tenant or, at Landlord’s sole option, such items shall be deemed abandoned, in which event Landlord may cause such items to be stored, removed or disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant.

18. DEFAULTS AND REMEDIES.

(a) Default.

The occurrence of each of the following shall constitute an event of default (a “Default”) by Tenant under this Lease: (i) Tenant fails to pay any Rent within five (5) days after the date when same is due; (ii) Tenant fails to timely deliver any Estoppel Certificate to Landlord under Section 24 below; (iii) Tenant fails to timely deliver any Subordination Agreement to Landlord under Section 25 below; (iv) Tenant fails to timely surrender and vacate the Premises in the manner described in Section 17 above; (v) Tenant makes any Transfer (other than a Permitted Transfer) without obtaining Landlord’s prior written consent; (vi) Tenant fails to maintain any insurance required to be maintained by Tenant under Section 12 above; (vii) the occurrence of a default by any guarantor of this Lease under the applicable guaranty; (viii) the death or dissolution of Tenant or of any guarantor of this Lease; (ix) Tenant (or any Affiliate) is in default beyond any applicable notice and cure period under any other lease or agreement with Landlord (or any affiliate of Landlord); or (x) Tenant fails to observe or perform any other covenant or obligation of Tenant under this Lease (which is not referred to in clauses (i) through (ix) above) and such failure is not cured within thirty (30) days (or immediately if such failure involves a hazardous condition) after written notice from Landlord; provided, however, that if such failure cannot reasonably be cured within said 30-day period, Tenant shall be allowed such additional time (not to exceed sixty (60) days) as is reasonably necessary to cure such failure, so long as: (A) Tenant commences to cure the failure within ten (10) days; and (B) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease; and (C) Tenant provides Landlord with detailed weekly written status reports of Tenant’s progress in curing such failure throughout the period of such failure.

(b) Remedies.

Upon any Default, Landlord shall have the right without further notice or demand to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(i) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of the Default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall mean and include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(ii) Terminate Tenant’s right to possession of the Premises and in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless and until a written notice of termination is given to Tenant.

Solely in the event that Tenant is in default of this Lease due to failure to pay Rent, then in such event, in lieu of calculating damages under Sections 18(b)(i) or 18(b)(ii) above, Landlord may elect to receive as damages the sum of (A) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (B) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value of 4%, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c) Other Remedies.

Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease, and if Landlord so elects, Tenant shall reimburse all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, to Landlord on demand. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. In no event shall Tenant be liable to Landlord for consequential damages except as provided in Section 19 of this Lease.

(d) Waiver of Trial by Jury.

Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

(e) Attorney’s Fees.

Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord by reason of any Default (including legal fees), whether or not Landlord institutes any legal action or proceeding against Tenant by reason of such Default. If either Landlord or Tenant brings an action or proceeding to enforce or defend its rights under this Lease the Prevailing Party in any such action or proceeding, or appeal thereon, shall be entitled to receive (and shall be awarded) all of its court costs and reasonable attorneys’ fees. Such costs and fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. As used herein, “Prevailing Party” shall mean the party who substantially attains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

(f) Venue.

If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought either in the state courts or in the federal courts located in Hennepin County, Minnesota (if such federal courts would otherwise have concurrent jurisdiction over the case). Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

(g) Landlord Mitigation Obligations. Landlord agrees to use commercially reasonable efforts to mitigate its damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Property or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 16 of this Lease.

(h) Landlord Default. If Landlord fails to perform any of Landlord’s obligations under this Lease, which failure continues for more than thirty (30) days after Tenant’s delivery of written notice to Landlord specifying such failure (except in the case of an emergency where no notice shall be required), or if such failure is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, at its option, with or without further notice or demand of any kind to Landlord, and as Tenant’s sole and exclusive remedy (except as provided in this Section 18(h)), remedy such default and Landlord shall reimburse Tenant for the actual out-of-pocket costs incurred by Tenant for such performance within thirty (30) days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all labor and materials expended and used by Tenant in so performing Landlord’s obligations. “Emergency” for the purpose of this Section 18(h) only, means a situation which could be reasonably expected to cause damage to Tenant’s property or injury to persons. In the event Landlord has not reimbursed Tenant within thirty (30) days from receipt of bills and invoices as prescribed above, then Tenant shall notify Landlord in writing of Landlord’s failure to timely pay and Landlord shall pay such cost within ten (10) days following Landlord’s receipt of Tenant’s second written notice. If all or part of the such cost is not paid to Tenant within the 10-day period following Tenant’s second notice to Landlord, subject to satisfaction of the conditions set forth herein, then Tenant may, as its sole and exclusive remedy, deduct the cost from Tenant’s Base Rent obligations hereunder (as evidenced by the bills and invoices furnished to Landlord) until the date the same is reimbursed or deducted as aforesaid. Any amounts expended by Tenant and reimbursed by Landlord or expended and deducted by Tenant pursuant to this Section 18(h) may be included in Expenses if, as and to the extent such costs would constitute an Expense if the same had been performed by Landlord. In no event shall Landlord by liable to Tenant for consequential damages.

19. HOLDING OVER.

If Tenant retains possession of the Premises or any part thereof after the end of the Term or termination of Tenant’s right to possession of the Premises (it being agreed that Tenant’s failure to timely remove all Tenant’s Property and all the Required Removables from the Premises shall also be considered a retention of the Premises by Tenant), then such retention of possession shall be considered a tenancy “at will” or “sufferance” (and not a month-to-month tenancy), and Tenant shall pay Rent for such holding over in an amount equal to the sum of: (a) one hundred twenty-five percent (125%) of the monthly Rent in effect immediately preceding such holding over computed on a monthly basis for each of the first two (2) months or partial months that Tenant remains in possession; plus (b) one hundred fifty percent (150%) of the monthly Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession after such first two (2) months or partial months. In addition to the payment of the amounts provided above, if Landlord is unable to timely deliver possession of the Premises to a third party as a result of Tenant’s holdover then, provided Landlord has provided written notice to Tenant that Landlord may be subject to damages or penalties imposed by such third party because Landlord is unable to timely deliver possession of the Premises to such third party on or before a date that is not more than 60 days after the date of such notice, Tenant shall be liable to Landlord for all damages including, but not limited to, consequential damages that Landlord suffers from the holdover; provided, however, Tenant shall only be liable to Landlord for consequential damages if Tenant retains possession of the Premises or any part thereof after the end of the Term or termination of Tenant’s right to possession of the Premises (it being agreed that Tenant’s failure to timely remove all Tenant’s Property and all the Required Removables from the Premises shall also be considered a retention of the Premises by Tenant) for ninety (90) or more days after the expiration or termination (as applicable) of the Term. The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at Law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

20. SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit the Security Deposit with Landlord as security for the performance of Tenant’s obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any losses or damages which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no Default by Tenant exists hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant within thirty (30) days after the end of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building or the Property (as the case may be). Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit, and Landlord shall be relieved of any liability with respect to the Security Deposit.

21. RIGHT OF FIRST OFFER.

(a) So long as NEUROONE MEDICAL TECHNOLOGIES, a Delaware corporation, and any Permitted Transferee (collectively, “NOM”), is the Tenant under this Lease, and subject to the rights of existing tenants (i.e., tenants under an executed lease with Landlord) in the Building, in the event that any space in the Building which is contiguous to the Premises (the “First Offer Space”) becomes or will become available for leasing by third parties during the Term, and in the event Landlord desires to lease any such First Offer Space to third parties, Landlord shall, prior to offering such First Offer Space to lease to any third party, notify Tenant, in writing (“First Offer Notice”), that such First Offer Space is or will become available, the anticipated delivery date of such First Offer Space to Tenant, and the terms upon which such First Offer Space will be offered which terms shall be established by Landlord in its sole discretion.

(b) Tenant shall have five (5) days from the date of the First Offer Notice to notify Landlord, in writing, that Tenant desires to lease such First Offer Space on the terms and conditions set forth in the First Offer Notice. In the event Tenant does not notify Landlord that it desires to lease such First Offer Space on the terms and conditions set forth in the First Offer Notice within the 5-day period prescribed herein (whether because Tenant fails to timely do so or because Tenant is ineligible because of a Default), and within ten (10) days after Landlord's request enter into a lease amendment prepared by Landlord which adds the First Offer Space to the Premises upon the terms and conditions set forth in Landlord's First Offer Notice and in this Lease and incorporating the provisions of Section 21(c) and (d), Landlord may lease all or any part of such First Offer Space to any other party and Tenant shall have no further right or option to lease such First Offer Space whether or not such First Offer Space becomes available for lease during the Term. Anything herein to the contrary notwithstanding, Landlord shall not be required to offer the First Offer Space to any third party for leasing.

(c) In the event Tenant exercises its right to lease the First Offer Space subject to and in accordance with the conditions and limitations herein contained, Tenant shall, within ten (10) days after request by Landlord, execute an amendment to this Lease prepared by Landlord, for the purpose of adding such First Offer Space to the Premises effective as of the date on which Landlord delivers possession of such First Offer Space to Tenant, by amending the Site Plan attached hereto as Exhibit B to include such First Offer Space, adjusting the Base Rent and Tenant's Proportionate Share to reflect the additional square feet of First Offer Space, and otherwise subjecting the First Offer Space to the terms and conditions of this Lease.

(d) If: (i) Tenant exercises its right to lease the First Offer Space subject to and in accordance with the conditions and limitations herein contained; and (ii) the term of such First Offer Space extends beyond the remaining Term (exclusive of the Extension Terms), then Tenant shall, as a condition to exercising its right to the First Offer Space, exercise its right to the Extension Term or Extension Terms (as necessary), in which event the Base Rent rate for the Premises originally demised hereunder during the initial Term and the Extension Terms shall be as set forth in this Lease, and the base rent rate for such First Offer Space shall be the base rent rate set forth in the First Offer Notice; provided, however, if the term of such First Offer Space extends beyond the expiration of the Extension Terms, then the Extension Terms shall be extended co-terminus with the term of such First Offer Space, and the base rent rate applicable to the Premises originally demised hereunder for such extended period shall be the then current base rent rate for new leases for similar space in the Building according to Landlord's then current rental rate schedule for new leases for prospective tenants as then in effect and the base rent rate for such First Offer Space shall be the base rent rate set forth in the First Offer Notice. If: (A) Tenant exercises its right to lease the First Offer Space subject to and in accordance with the conditions and limitations herein contained; and (B) the term of such First Offer Space does not extend beyond the remaining Term (inclusive of any exercised Extension Terms), then the term of such First Offer Space shall be extended co-terminus with the remaining Term (inclusive of any exercised Extension Terms), and the base rent rate applicable to such First Offer Space for such extended period shall be the then current base rent rate for new leases for similar space in the Building according to Landlord's then current rental rate schedule for new leases for prospective tenants as then in effect.

(e) It shall be a condition of Tenant 's right to lease the First Offer Space that no Default has occurred and is continuing under this Lease at the time such First Offer Space becomes available for lease and upon the date such First Offer Space is to be added to the Premises.

(f) The rights granted under this Section 21 are personal to NOM and shall not be assigned nor inure to the benefit of any other party.

22. Extension option. Tenant shall have two (2) options (each, an “Extension Option”) to extend the Term for all (but not less than all) of the Premises which are demised under the Lease as of the expiration of the Term for two (2) consecutive periods of period of three (3) years each (each, an “Extension Term”), subject to the following terms and conditions:

(a) No Default. The Lease is in full force and effect and Tenant is neither in Default at the time Tenant exercises the applicable Extension Option nor at the commencement of the applicable Extension Term, but Landlord shall have the right at its sole discretion to waive the non-default condition herein.

(b) Base Rent. Each Extension Term shall be upon all of the same terms, covenants and conditions as provided in the Lease, except that: (i) Tenant may not again exercise the Extension Option during the second Extension Term so as to further extend the Term beyond the expiration of the second Extension Term; and (ii) the Base Rent payable for each Extension Term (the “Market Extension Rent”) shall be equal to ninety-five percent (95%) of the then current Base Rent (including all fixed or indexed increases to said Base Rent), as reasonably determined by Landlord, for lease extensions of similar space in the Property, taking into account tenant incentives or inducements, if any, such as tenant improvement allowances and free rent, according to Landlord’s current rental rate schedule together with annual increases as reasonably determined by Landlord; provided, however, that the initial annual rate of Base Rent per square foot payable for each Extension Term shall in no event be less than the annual rate of Base Rent per square foot payable under this Lease immediately prior to the commencement of the applicable Extension Term. Base Rent for each Extension Term shall be subject to annual increases as reasonably determined by Landlord. Upon Landlord’s receipt of a written request therefor from Tenant given not earlier than the date which is twelve (12) months and not later than the date which is ten (10) months prior to the commencement of each Extension Term (each, a “Market Rent Request”), Landlord shall give Tenant a written notice designating the actual Market Extension Rent for the applicable Extension Term not later than the date which is ten (10) business days after Landlord’s receipt of a Market Rent Request.

(c) Tenant Reimbursement Amount. Tenant shall continue to pay Tenant Reimbursement Amount for each Extension Term.

(d) Condition of Premises. Tenant shall accept the Premises on the commencement date of each Extension Term in an “as-is” condition, without any representation, allowance or retrofit from Landlord with respect to the condition or improvement thereof.

(e) Exercise of Option. Tenant shall exercise each Extension Option by giving Landlord a written notice thereof on or before the date that is nine (9) months prior to the commencement of each Extension Term. Failure by Tenant to timely exercise an Extension Option (whether because Tenant fails to timely do so or because Tenant is ineligible because of a Default) shall be deemed a waiver by Tenant of its right to exercise such Extension Option and any future Extension Options.

(f) Lease Amendment. The parties shall execute an amendment to the Lease to reflect Tenant’s exercise of the applicable Extension Option upon the terms provided herein, which amendment shall be executed within thirty (30) days after Tenant exercises such Extension Option.

(g) Personal Option. Each Extension Option is a personal option in favor of NOM and shall automatically terminate upon any Transfer by NOM.

23. ESTOPPEL CERTIFICATE.

Tenant agrees from time to time upon written request from Landlord, to execute and deliver to Landlord or to any third party designated by Landlord in such request, a written estoppel certificate (an “Estoppel Certificate”) in the form attached hereto as Exhibit E, including such additional statements as may be requested by Landlord, it being agreed that each Estoppel Certificate may be relied upon by any prospective purchaser, Mortgagee, prospective Mortgagee, or other person having or acquiring an interest in the Building or the Property. Tenant’s failure to execute and deliver any Estoppel Certificate to Landlord (or to any such designated third party) within ten (10) days after written request from Landlord shall automatically constitute Tenant’s approval of the requested Estoppel Certificate as though such Estoppel Certificate had been executed and delivered by Tenant to Landlord or such designated third party in form identical to the form submitted by Landlord to Tenant.

24. SUBORDINATION.

This Lease is and shall be expressly subject and subordinate at all times to: (a) any ground or underlying lease of the Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease; and (b) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be (each, a “Mortgagee”), Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its mortgage, trust deed or lease (as the case may be) to this Lease by sending Tenant notice in writing subordinating such mortgage, trust deed or lease to this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment. Landlord agrees to use commercially reasonable efforts to obtain a non-disturbance agreement from Landlord’s current Mortgagee within sixty (60) days after the execution of this Lease (which non-disturbance agreement may or may not be part of the Subordination Agreement (as defined herein)). Tenant agrees upon request at any time by any such Mortgagee or prospective Mortgagee, Landlord or any prospective purchaser (or by any purchaser at foreclosure), to execute and deliver any instrument (a “Subordination Agreement”) as may be required by such entity to confirm such subordination and/or attornment (although not required to effect such subordination and/or attornment). Tenant’s failure to execute and deliver any Subordination Agreement within twenty-one (21) days after written request from Landlord shall automatically constitute Tenant’s acknowledgement and agreement that this Lease is subordinate (or superior as the case may be) to the mortgage, trust deed or lease, as the case may be, identified in the Subordination Agreement submitted by Landlord to Tenant. Notwithstanding the foregoing, as a condition to Tenant’s subordination and attornment, any mortgagee (including the current mortgagee), or successor to any mortgagee’s interest, shall provide Tenant with a non-disturbance agreement that indicates that Tenant’s rights under this Lease, including Tenant’s possession of the Premises, will not be disturbed by reason of the foreclosure of its mortgage or trust deed, or the termination of its ground lease, as the case may be, so long as Tenant is not in default under this Lease. Tenant agrees to execute the form non-disturbance agreement utilized by such Mortgagee; provided that it contains the foregoing agreement.

25. financial statements.

Within ten (10) days after Landlord’s request, Tenant will deliver to Landlord, the most recent audited financial statements (including all notes to such statements) of Tenant, or, if no such audited statements have been prepared, then unaudited financial statements (including all notes to such statements) prepared in each case by an independent certified public accountant in accordance with GAAP (the “Financial Statements”). Landlord will not disclose any aspect of Financial Statements that Tenant designates to Landlord as confidential except (a) to any Mortgagee, prospective Mortgagee, or prospective purchaser of the Building or the Property, and (b) if required by court order or subpoena. Tenant represents and warrants to Landlord that all financial information of Tenant delivered or to be delivered to Landlord by or on behalf of Tenant is and shall be true and correct and that no material misstatements or omissions exist therein.

26. TENANT’S BROKER.

Tenant represents to Landlord that Tenant has dealt only with Tenant’s Broker in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease on Tenant’s behalf or is entitled to any commission by reason of its representation of Tenant. Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any claims for a fee or commission made by any broker, other than Tenant’s Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay Tenant’s Broker a commission subject to the terms and conditions of a separate agreement between Landlord and Tenant’s Broker.

27. NOTICES.

All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address for such party described in the Schedule above or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service or by a locally recognized courier service. Notices shall be considered to have been given upon: (a) with respect to certified mail, the earlier to occur of actual receipt or two (2) business days after depositing in the United States mail; (b) with respect to a nationally recognized overnight air courier service, one (1) business day after delivery to the nationally recognized overnight air courier service; and (c) with respect to a locally recognized courier service, upon receipt. Any notice to Landlord must also include a copy to Christina Brotto, BrottoFreel, LLC, 32 South Adams Street, Hinsdale, Illinois 60521. Either party may change its notice address by giving the other party notice of the new address as provided in this Section.

28. MISCELLANEOUS.

(a) Successors and Assigns.

Subject to Section 16 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

(b) Entire Agreement.

This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Time.

If the date for payment of any sum or the performance of any obligation under this Lease by either party falls on a Saturday, Sunday or national holiday, then the date for such payment or performance shall be extended to 5:00 p.m. Central Time on the first business day following such Saturday, Sunday or national holiday. Time is of the essence of this Lease and each and all of its provisions, specifically including, without limitation, the payment of Rent and the exercise of any option or right in favor of Tenant under this Lease.

(d) Execution and Delivery.

Submission of this Lease for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for ten (10) business days after such delivery. Tenant covenants, warrants and represents that: (i) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, (ii) this Lease is binding upon Tenant, and (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Property is located. Landlord covenants, warrants and represents that: (i) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, (ii) this Lease is binding upon Landlord, and (iii) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Property is located.

(e) Severability.

The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

(f) Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located.

(g) Joint and Several Liability.

If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

(h) Force Majeure.

Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond Landlord’s reasonable control.

(i) Parking.

Tenant shall have the right in common with other tenants and occupants of the Property, during the Term and without additional charge, to have the use of the common parking facilities at the Property for its employees and invitees. Landlord reserves the right to designate and redesignate areas of the common parking facilities where Tenant, its agents, employees and invitees may park and/or may exclude Tenant, its agents, employees and invitees from parking in other areas as designated and redesignated by Landlord; provided, however, that Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord’s designations or restrictions. Landlord shall designate ten (10) parking spaces in the location depicted in red on Exhibit B-1 attached hereto and made a part hereof (“Tenant’s Designated Parking”) for Tenant’s use; provided however, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the terms of this Lease be affected, if any tenant or occupant of the Building, Edenvale Crossing, or their respective invitees, employees, agents and customers, or any other party, fails to abide by such designation.

(j) Captions.

The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

(k) No Waiver.

No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

(l) No Recording.

Neither Tenant (nor anyone acting through, under or on behalf of Tenant) shall record this Lease nor a memorandum thereof.

(m) Relation of Parties.

It is the intention of this Lease to create the relation between the parties hereto of landlord and tenant and no other relation whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.

(n) Landlord’s Representations. Landlord represents and warrants to Tenant that: (i) Landlord is seized in fee simple title to the Property subject to all covenants, conditions, restrictions, and encumbrances of record; (ii) subject to Section 28(q), Landlord has the authority to enter into this Lease; (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord; (d) Landlord will deliver the Premises in compliance with all applicable governmental rules, laws and regulations; (e) all utility and mechanical systems, including plumbing, electrical and HVAC systems, are established, connected to the Premises and are in good working condition and repair; (f) Landlord, during its period of ownership, has received no notice that the Premises does not comply with Laws; (g) the Building has access to a public road, either directly or as benefited by easements; and (h) the parking spaces serving the Building are sufficient in number to meet local building codes.

(o) Counterparts. This Lease (and any alterations, amendments or modifications thereto) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. To facilitate execution of this Lease (or any alteration, amendment or modification thereto), the parties may execute and exchange by electronic mail PDF counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease (or any alteration, amendment or modification thereto) to physically form one document.

(p) Limitation on Landlord’s Liability.

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or the members in Landlord, and any liability of Landlord or the members in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord’s interest in the Property, as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against any of the Landlord Parties, all such liability, if any, being expressly waived and released by Tenant. Tenant further expressly understands and agrees that Landlord’s agent executes this Lease, not in its own right but solely as Landlord’s agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord’s agent, its members or their respective shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder, or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor. Landlord shall have the right to sell or convey and/or master lease the Building or the Property, and in connection therewith, to transfer and assign its rights under this Lease, and upon any such transfer and assignment Landlord shall be released from all obligations of the landlord under this Lease accruing after the effective date of such transfer or assignment, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

(q) Mortgagee Approval. This Lease is expressly subject to and conditioned upon its approval by the current Mortgagee (the "Current Mortgagee"). Landlord will give Tenant a written notice of the approval or disapproval of this Lease by the Current Mortgagee upon Landlord's receipt of same. If this Lease is not approved by the Current Mortgagee within thirty (30) days after the full execution of this Lease, then Landlord may terminate this Lease by giving a written notice of termination to Tenant at any time after the expiration of said 30-day period but prior to the date (if ever) that the Current Mortgagee approves this Lease. If this Lease is terminated under this Section 28(q), then neither party shall have any further rights or obligations under this Lease.

END OF TERMS AND CONDITIONS